SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   __________

                           CROWN AMERICAN REALTY TRUST
      (Exact name of registrant as specified in its governing instruments)

             Maryland                              25-1713733
 (State or other jurisdiction of                (I.R.S. Employer
  incorporation or organization)              Identification No.)

        Pasquerilla Plaza
  Johnstown, Pennsylvania  15901                 (814) 536-4441
(Address of Principal Executive Offices)       (Telephone number)

                                  John M. Kriak
              Executive Vice President and Chief Financial Officer
                           Crown American Realty Trust
                     Pasquerilla Plaza, Johnstown, PA 15901
                                 (814) 536-4441
            (Name, address and telephone number of agent for service)

                                 With a copy to:
                             Nelson W. Winter, Esq.
                            Reed Smith Shaw & McClay
                     435 Sixth Avenue, Pittsburgh, PA 15219
                                 (412) 288-3310

Approximate  date of commencement of proposed sale to the public:   As  soon  as
practicable after this Registration Statement becomes effective.
                                   __________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

      Title of                   Proposed     Proposed
     securities       Amount      maximum     maximum      Amount of
       to be           to be     offering    aggregate   registration
     registered      registered    price      offering        fee
                                 per share   price (1)
                                    (1)
Common Shares of
Beneficial             300,000    $9.15625   $2,746,875.00   $810.33
Interest, par value    shs. (2)
$0.01

(1)Estimated solely for purposes of calculating the registration fee and calculated, pursuant to Rule 457(c), on the basis of the average of the high and low sale prices for the registrant's Common Shares of Beneficial Interest, as reported in New York Stock Exchange Consolidated Transactions, on July 27, 1998.

(2)Pursuant to Rule 429, the Prospectus included in this Registration Statement also relates to the registrant's Form S-3 Registration Statement No. 33-82988. As of July 29, 1998, the number of shares remaining unsold under the prior Registration Statement was 141,288, and the amount of the registration fee previously paid in connection with such unsold shares was $685.13.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  PROSPECTUS

                                 CROWN AMERICAN
                                  REALTY TRUST


                  Dividend Reinvestment and Stock Purchase Plan

                      Common Shares of Beneficial Interest
                           (par value $.01 per share)
                                  ____________

   This Prospectus describes the amended Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Crown American Realty Trust (the "Company"). The Plan provides holders of the Company's Common Shares of Beneficial Interest ("Common Shares") with a convenient method of reinvesting dividends and of investing optional cash payments, within the limits of the Plan, in additional Common Shares. Persons who are not already shareholders of the Company may purchase Common Shares under the Plan through optional cash payments. Participants in the Plan pay no brokerage commissions or other expenses in connection with the purchase of Common Shares under the Plan.

   Beginning with the dividend payable September 11, 1998, the price to Plan participants for Common Shares purchased under the Plan with reinvested dividends will reflect a discount of from 0% to 5% from the market prices at which shares are purchased for the Plan as described herein. Initially, the discount will be 2%, but the Company reserves the right to change or eliminate the discount at any time without prior notice. No discount will apply to shares purchased with optional cash payments.

   The Common Shares purchased for participants under the Plan may be purchased by the Plan Agent from the Company or on the open market. The purchase price to Plan participants as of any investment date will be the weighted average price of all shares purchased for the Plan for that date. The price of shares purchased from the Company will be the average of the daily high and low sales prices for the Common Shares for the five trading days preceding the date of purchase, as reported in New York Stock Exchange Composite Transactions. The price of shares purchased on the open market will be the Agent's actual cost of purchasing the shares, exclusive of brokerage commissions or similar expenses. For shares purchased with reinvested dividends, the applicable discount will be subtracted from the purchase price.
                                  ____________

            This Prospectus should be retained for future reference.
                                  ____________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ____________

                The date of this Prospectus is August ____, 1998

                           AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The public may read and copy the reports, proxy statements and other information filed by the Company at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C.; Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois; and Suite 1300, 7 World Trade Center, New York, New York. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The public may obtain copies of this material at prescribed rates by mail addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may also access this material electronically through the SEC's Internet site at http://www.sec.gov. The Common Shares are listed on the New York Stock Exchange, and the public can also inspect such reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, Room 1102, New York, New York.

   This Prospectus incorporates by reference certain documents containing information which is not presented herein or delivered herewith. See "Incorporation of Certain Documents by Reference." Copies of such documents may be obtained without charge upon written or oral request to Crown American Realty Trust, Pasquerilla Plaza, Johnstown, Pennsylvania 15901, Attention: Investor Relations (telephone: 1-800-860-2011).

                                    THE PLAN

   The following questions and answers constitute the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"):

Purposes and Advantages

1.   What are the purposes of the Plan?

   The purposes of the Plan are to provide shareholders of the Company and other interested persons with a simple and convenient method of investing in the Company's Common Shares.

2.   How may shareholders of record purchase Common Shares under the Plan?

   Holders of record of the Company's Common Shares may (1) have cash dividends on all or a portion of the shares registered in their names automatically reinvested in additional Common Shares, (2) continue to receive cash dividends on shares registered in their names and purchase Common Shares by making optional cash payments of not less than $100 per payment nor more than $5,000 per quarter or (3) invest both cash dividends and optional cash payments. Beneficial owners of Common Shares registered in the name of a broker, bank or other nominee may participate in the dividend reinvestment feature of the Plan either by having their Common Shares transferred into their own names or by making appropriate arrangements with their nominee record holder to participate on their behalf (see Question 10).

3. How may persons who are not shareholders of record purchase Common Shares under the Plan?

   Persons who are not shareholders of record of the Company may purchase Common Shares under the Plan by making optional cash payments of not less than $100 per payment nor more than $5,000 per quarter.

4.   What are the advantages of the Plan?

   Participants  in  the  Plan receive full investment of  their  dividends  and
optional   cash  payments  because  they  are  not  required  to  pay  brokerage commissions or other expenses in connection with purchases of Common Shares under the Plan and because the Plan permits fractional shares, as well as whole shares, to be purchased. In addition, dividends on all whole and fractional shares credited to participants' Plan accounts are automatically reinvested in additional whole or fractional Common Shares. Participants also avoid the necessity for safekeeping certificates representing the shares credited to their accounts and thus are protected against loss, theft or destruction of such certificates. A regular statement for each account provides a participant with a record of each transaction.

   Beginning with the dividend payable September 11, 1998, the purchase price to Plan participants for Common Shares purchased under the Plan with reinvested dividends will reflect a discount of from 0% to 5% from the market prices at which Common Shares are purchased for the Plan as described herein (See
Questions 14 and 16). Initially, the discount will be 2%, but the Company reserves the right to change or eliminate the discount at any time without prior notice. In no event may the purchase price to Plan participants, after giving effect to the discount, be less than 95% of the average of the high and low sale prices for the Common Shares on the dividend payment date, as reported in the New York Stock Exchange Composite Transactions. No discount will apply to Common Shares purchased with optional cash payments.

Administration

5.   Who administers the Plan?

   American Stock Transfer & Trust Company, as Agent for Plan participants, administers the Plan, keeps records, sends statements of account to participants and performs other duties relating to the Plan. All costs of administering the Plan are paid by the Company. Common Shares purchased under the Plan are issued in the name of the Agent or its nominee, as agent for the participants in the Plan.

   The following address may be used to obtain information about the Plan:

          American Stock Transfer & Trust Company
          Attention:  Dividend Reinvestment
          40 Wall Street
          New York, NY  10005

   Be sure to mention Crown American Realty Trust and, if you are already a Plan participant, your account number(s) in any correspondence.

Eligibility

6.   Who is eligible to become a participant?

   Any person who has reached the age of majority in his or her state of residence is eligible to participate in the Plan through optional cash payments. In addition, any holder of record of the Company's Common Shares who has reached the age of majority may elect to have dividends on all or part of such Common Shares reinvested under the Plan. Beneficial owners of Common Shares whose shares are registered in the name of a broker, bank or other nominee are eligible to participate in the dividend reinvestment feature of the Plan through such nominee record owner and should instruct the broker, bank or other nominee to arrange with its depository or registered nominee for reinvestment of dividends under the Plan.

Enrolling in the Plan

7.   How does an eligible person become a participant?

   An eligible person may elect to become a participant in the Plan at any time. If you wish to become a participant, all you need to do is complete an Authorization Form and mail it to American Stock Transfer & Trust Company,
Attention: Dividend Reinvestment, 40 Wall Street, New York, NY 10005. Authorization Forms may be obtained by writing to the same address.

8.   What does the Authorization Form provide?

   The Authorization Form authorizes the Agent to apply any optional cash payments made by the participant and, if applicable, dividends on Common Shares registered in the participant's name to the purchase of full and fractional Common Shares for the participant's account under the Plan. The Authorization Form offers three investment options:

      (1) Full Dividend Reinvestment. To reinvest automatically all cash dividends on all Common Shares registered in the participant's name.

      (2) Partial Dividend Reinvestment. To reinvest automatically only the cash dividends paid on a specified number of Common Shares (not less than 100) registered in the participant's name and to receive dividends on any remaining shares in cash.

      (3) Optional Cash Payments Only. To invest only optional cash payments of not less than $100 each up to a total of $5,000 per quarterly period between dividend payment dates (noncumulative from quarter to quarter), to be applied to the purchase of Common Shares.

   A person who is not a shareholder of record of Common Shares should select the Optional Cash Payments Only option. If a person who is not a shareholder of record at the time the Authorization Form is received by the Agent selects either of the dividend reinvestment options or returns a signed Authorization Form without selecting an investment option, the Agent will establish a Plan account for that person for optional cash payments only. If the participant later becomes a shareholder of record, the participant will have to submit a new Authorization Form in order to participate in the dividend reinvestment feature of the Plan. The answer to Question 7 tells how to obtain an Authorization Form.

   A participant who is a shareholder of record of Common Shares (including a broker, bank or other nominee participating on behalf of beneficial owners) may select any one of the three investment options. A shareholder participant selecting either of the dividend reinvestment options may also make optional cash payments. A shareholder participant may change his or her election by completing and signing a new Authorization Form and returning it to the Agent. The answer to Question 7 tells how to obtain an Authorization Form. Any election or change of election concerning the reinvestment of dividends must be received by the Agent at least five business days prior to the record date for a dividend payment date (see Question 9) in order for the election or change to become effective with that dividend. If a shareholder participant signs and returns an Authorization Form without checking the desired option or checks the partial dividend reinvestment option without specifying a number of shares, the participant will be deemed to have selected the full dividend reinvestment option.

   Regardless of which method of participation is selected, all cash dividends paid on whole or fractional shares previously credited to a participant's Plan account will be reinvested automatically.

Reinvestment of Dividends

9.   When will dividends be reinvested?

   Dividends will be reinvested as of each dividend payment date. Historically, dividend payment dates for Common Shares have occurred in the months of March, June, September and December. However, the existence of the Plan does not constitute any assurance that dividends will be paid in the future or, if paid, that they will be paid in those months.

   If an Authorization Form for reinvestment of dividends is received by the Agent at least one business day prior to the record date for a dividend payment date, the dividend paid on that dividend payment date will be reinvested. If the Authorization Form is received less than one business day prior to the record date for a dividend, that dividend will be paid in cash, and participation in the Plan for the reinvestment of dividends will not commence until the next succeeding dividend payment date. Historically, the record dates for Common Share dividends have preceded the dividend payment dates by approximately ten business days.

10.  How may a beneficial owner have dividends reinvested under the Plan?

   In order to participate in the dividend reinvestment feature of the Plan, beneficial owners whose Common Shares are registered in names other than their own (for example, in the name of a broker or bank nominee) must either become holders of record by having Common Shares transferred into their own names or make appropriate arrangements with their broker, bank or other nominee to enroll in the Plan on their behalf.

   If a beneficial owner chooses to participate through a nominee record holder, the Agent and the Company shall treat the nominee record holder as the participant, and the beneficial owner shall have no direct rights as a participant under the Plan. Beneficial owners who participate through a nominee record holder must verify for themselves the extent to which their broker, bank or other nominee will provide all of the services and features of the Plan directly to them. Such beneficial owners must rely upon their broker, bank or nominee for administering the beneficial owner's dividends and must correspond exclusively with the broker, bank or nominee on all matters regarding the Plan, including account statements, share withdrawal and termination of participation in the Plan. The Agent will have no record of the participation in the Plan by beneficial owners with respect to Common Shares registered in a name other than their own.

   Because optional cash payments under the Plan are limited to $5,000 per dividend payment date by any participant, beneficial owners whose shares are registered in the name of a securities depository or other bank or broker's nominee may be limited in their ability to make optional cash payments through their nominee record holder. Therefore, it is recommended that any beneficial owner who wishes to make optional cash payments establish a Plan account in his or her own name for such purpose.

Optional Cash Payments

11.  Who is eligible to make optional cash payments?

   Any person who has submitted a signed Authorization Form is eligible to make optional cash payments, whether or not the person is a shareholder of record of the Company. Shareholders of record may make optional cash payments whether or not they also have elected to reinvest dividends on Common Shares registered in their names.

12.  When may optional cash payments be made and when will they be invested?

   Optional cash payments will be invested as of each dividend payment date (normally in the months of March, June, September and December). Beginning October 9, 1998, optional cash payments will also be invested on the second Friday of each month in which no dividend payment date occurs ("interim investment date"). Optional cash payments received at the Agent's office not later than the close of business on the second business day prior to a dividend payment date or interim investment date will be invested on that date. Optional cash payments received after the close of business on the second business day prior to a dividend payment date or interim investment date will be invested on the dividend payment date or interim investment date in the following month.

   No interest is paid by the Company or the Agent on optional cash payments. It is therefore suggested that any optional cash payment which a participant wishes to make be sent so as to arrive shortly before a dividend payment date or interim investment date.

13.  How are optional cash payments made?

   A new participant may make an optional cash payment when enrolling in the Plan by sending the Agent a check or money order, payable to American Stock Transfer & Trust Company, for not less than $100 nor more than $5,000, with a completed Authorization Form.

   Once a participant's account has been enrolled in the Plan and the initial investment is made, whether of dividends or optional cash, an optional cash payment form will be attached to each statement of account sent to the participant. Any check or money order for an optional cash payment must be made payable to American Stock Transfer & Trust Company and should be accompanied by a properly completed optional cash payment form. Checks and forms should be mailed to American Stock Transfer & Trust Company, Attention: Dividend Reinvestment, 40 Wall Street, New York, NY 10005.

   Optional cash payments must be in United States dollars and may not be less than $100 per payment nor more than $5,000 in the aggregate for any quarterly period between dividend payment dates (noncumulative from quarter to quarter). The same amount need not be sent each time, and there is no obligation to make an optional cash payment in any quarter. Do not send cash.

   Optional cash payments can be refunded if a written request is received by the Agent at the above address at least two business days prior to the date of investment.

Purchases

14.  What is the source of the Common Shares purchased under the Plan?

   Common Shares purchased for participants' accounts under the Plan may be purchased by the Agent either (1) from the Company out of its authorized but unissued shares or treasury shares or (2) on the open market.

   The  purchase  price  (before giving effect to any discount)  of  any  Common
Shares purchased from the Company as of any dividend payment date or interim investment date will be the average of the daily high and low sales prices for Common Shares for the five trading days preceding such date as reported in New York Stock Exchange Composite Transactions. For this purpose, a "trading day" is any day on which trades in the Common Shares are reported in the New York Stock Exchange Composite Transactions. In the case of Common Shares purchased with reinvested dividends, the price paid to the Company will be reduced by the applicable discount, if any, as described in Question 16. The proceeds of any sales of Common Shares to the Plan by the Company will be used by the Company for its general business purposes.

   The  purchase  price  (before giving effect to any discount)  of  any  Common
Shares purchased on the open market for any dividend payment date or interim investment date will be the weighted average of the prices paid by the Agent in purchasing such shares, excluding brokerage commissions or similar expenses. Purchases by the Agent of Common Shares on the open market will be made at then current market prices, may be made on any securities exchange where the Company's Common Shares are then traded, in the over-the-counter market or in negotiated transactions and may be on such terms as to price, delivery and otherwise as the Agent or the broker selected by the Agent for such purpose may determine.

15.  When will Common Shares be purchased for participants' accounts?

   On each dividend payment date or interim investment date, or the first business day thereafter, the Company will issue to the Agent any Common Shares to be purchased from the Company as of such date. If the amount to be invested under the Plan as of any dividend payment date or interim investment date exceeds the purchase price of the Common Shares, if any, to be purchased from the Company for that date, the excess amount will be applied by the Agent to the purchase of Common Shares on the open market for the accounts of Plan participants.

   Shares to be purchased by the Agent on the open market will be purchased by the Agent as promptly as practicable, consistent with the provisions of any applicable securities laws and market conditions, and in no event will dividends be invested more than 30 days or optional cash payments more than 45 days after receipt by the Agent except where necessary to comply with applicable laws and regulations. The exact timing of open market purchases, including determining the number of shares, if any, to be purchased on any day or at any time of that day, the prices paid for such shares, the markets on which such purchases are made and the persons (including brokers and dealers) from or through which such purchases are made shall be determined by the Agent or the broker selected by it for that purpose. The Agent may purchase Common Shares in advance of a dividend payment date or interim investment date for settlement on or after such date. No interest will be paid on funds held by the Agent pending investment.

16. What is the price of Common Shares purchased by participants under the Plan?

   The purchase price to Plan participants of Common Shares purchased under the Plan as of any dividend payment date or interim investment date will be the weighted average price (before giving effect to any discount) of all Common Shares purchased by the Agent for the Plan for that date as described in Question 14, less any applicable discount as described below. All brokerage commissions or similar charges incurred by the Agent in connection with the purchase of Common Shares on the open market will be paid by the Company.

   Beginning with the dividend payable September 11, 1998, the purchase price to Plan participants for Common Shares purchased under the Plan with reinvested dividends will reflect a discount of from 0% to 5% from the weighted average price (before giving effect to the discount) of all Common Shares purchased by the Agent for the Plan for that dividend payment date as described in Question
14. Initially, the discount will be 2%, but the Company reserves the right to change or eliminate the discount at any time without prior notice. In no event may the purchase price to Plan participants, after giving effect to the discount, be less than 95% of the average of the high and low sale prices for the Common Shares on the dividend payment date, as reported in the New York Stock Exchange Composite Transactions.

   The discount, if any, applicable to a dividend payment date will apply to all Common Shares purchased with reinvested dividends as of that dividend payment date, whether the shares are purchased from the Company or on the open market. The discount will not apply to Common Shares purchased through optional cash payments.

17.  How many Common Shares will be purchased for a participant?

   The number of shares to be purchased for a participant's account as of any dividend payment date or interim investment date will be equal to the dollar amounts to be invested for the participant divided by the applicable purchase prices, computed to the third decimal place. For a shareholder of record who has elected to reinvest dividends on Common Shares registered in the participant's name, the dollar amounts to be invested as of any dividend payment date will be (1) the dividend on all or the specified number of certificate shares registered in the participant's own name, (2) the dividend on all Common Shares (including fractional shares) previously credited to the participant's Plan account and (3) any optional cash payments to be invested as of that dividend payment date (see Question 12). For a participant who has elected to invest only optional cash payments, the dollar amounts to be invested as of any dividend payment date will be (1) any optional cash payments to be invested as of that dividend payment date (see Question 12) and (2) the dividend on all Common Shares (including fractional shares) previously credited to the participant's Plan account. For all participants, the total amount to be invested on any interim investment date will be the sum of any optional cash payments to be invested as of that date (see Question 12).

   The amount of dividends to be reinvested for a participant residing in the United States will be reduced by any amount the Company is required to deduct as a backup withholding in respect of the dividend received, or considered to be received, by such participant. The amount of dividends to be reinvested for a foreign participant whose dividends are subject to federal tax withholding will be reduced by the tax required to be withheld in respect of the dividend received, or considered to be received, by the foreign participant.

Reports to Participants

18.  What reports are sent to participants in the Plan?

   After an investment is made for a participant's account, whether by reinvestment of dividends or by optional cash payment, the participant will be sent a statement which will provide a record of the cost of the Common Shares purchased for that account, the date on which the shares were purchased and the number of Common Shares in that account. These statements should be retained for income tax purposes. In addition, each participant will be sent the same communications sent to every holder of Common Shares, including the Company's Quarterly Reports, Annual Report, Notice of Annual Meeting and Proxy Statement and income tax information for reporting dividends paid.

Share Certificates

19. Are certificates issued to participants for Common Shares purchased under the Plan?

   Common Shares purchased under the Plan are registered in the name of the Agent or its nominee, as agent for the participants in the Plan, and certificates for such shares are not delivered to participants unless requested. The number of Common Shares credited to an account under the Plan is shown on the participant's statement. Participants are thus protected against loss, theft or destruction of share certificates.

   A   certificate  for  any  number  of  whole  Common  Shares  credited  to  a participant's Plan account will be issued to the participant upon written request to the Agent. Such requests will be handled by the Agent, normally within two weeks, at no charge to the participant. Any remaining whole shares and fraction of a share will continue to be credited to the participant's account.

   Common Shares while credited to the account of a participant under the Plan may not be pledged, sold or otherwise transferred. A participant who wishes to pledge, sell or transfer such shares must request that a certificate for such shares first be issued in the participant's name.

   A certificate for a fraction of a share will not be issued under any circumstances.

20. What is the effect on a participant's Plan account if a participant requests a certificate for whole Common Shares held in the account?

   If a participant requests delivery of a certificate for whole Common Shares held in the participant's account, any remaining whole shares and fraction of a share will continue to be credited to the participant's account, and dividends on such shares will continue to be reinvested under the Plan. In addition, if a participant maintains an account for full reinvestment of dividends, dividends on the Common Shares for which a certificate is requested would continue to be reinvested under the Plan so long as such shares remain registered in the participant's name. If a participant maintains an account for partial dividend reinvestment, dividends on the shares for which a certificate is requested would no longer be reinvested to the extent that the total number of shares registered in the participant's name, including the shares for which a certificate is requested, exceeds the number of shares for which the participant has elected to reinvest dividends. If the participant maintains a Plan account only for optional cash payments, dividends on Common Shares for which a certificate is requested would no longer be reinvested under the Plan unless and until the participant submits an Authorization Form to authorize reinvestment of dividends on Common Shares registered in the participant's name (see Questions 7 through 9).

21. May Common Shares held in certificate form be deposited in a participant's Plan account?

   Yes. Common Share certificates registered in a participant's name may be surrendered to the Agent for deposit to the participant's Plan account. This procedure enables participants to avoid the necessity of safekeeping certificates. The participant should contact the Agent (see Question 5) for the proper procedure to deposit certificates.

   Common Share certificates may be deposited in a participant's Plan account whether or not the participant has previously authorized reinvestment of dividends on Common Shares registered in the participant's name. However, as with all other shares held in the participant's Plan account, all dividends on any shares deposited will automatically be reinvested.

Withdrawal from the Plan

22.  May a participant withdraw from the Plan?

   Yes.   The  Plan  is entirely voluntary, and a participant may  terminate  an account at any time by providing written notice instructing the Agent to terminate the account.

23.  What happens when a participant terminates an account?

   If a participant's notice of termination is received by the Agent at least one business day prior to the record date for the next dividend payment date, reinvestment of dividends will cease as of the date notice of termination is received by the Agent. If the notice of termination is received less than one business day prior to the record date for a dividend payment date, the termination will not become effective until after the investment of any dividends to be invested as of that date. Optional cash payments can be refunded if the notice of termination is received by the Agent at least two business days prior to the next dividend payment date or interim investment date (See Question 12).

   When terminating an account, the participant may request that a stock certificate be issued for all whole shares held in the account. As soon as practicable after notice of termination is received, the Agent will send to the participant (1) a certificate for all whole Common Shares held in the account and (2) a check representing any uninvested optional cash payments remaining in the account and the value of any fractional share held in the account. After an account is terminated, all dividends for the terminated account will be paid to the shareholder unless the shareholder reelects to participate in the Plan.

   When terminating an account, the participant may request that all shares, both full and fractional, credited to the Plan account be sold or that certain of the shares be sold and a certificate be issued for the remaining shares (see Question 25).

24.  When may a former participant re-elect to participate in the Plan?

   Generally, an eligible person may re-elect to participate at any time. However, the Agent reserves the right to reject any Authorization Form on the grounds of excessive joining and withdrawing. Such reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term investment service.

Sale of Shares

25.  May a participant request that shares held in a Plan account be sold?

   Yes. A participant may request that all or any part of the shares held in a Plan account be sold either when an account is being terminated (see Question 23) or without terminating the account. However, a fractional share will not be sold unless the entire fractional share held in the account is sold. If all shares (including any fractional share) held in a Plan account are sold, the account will automatically be terminated, and the participant will have to complete and file a new Authorization Form (see Questions 7 through 9) in order to again participate in the Plan.

   Within seven days after receipt of a participant's written request to sell shares held in a Plan account, the Agent will place a sell order through a broker or dealer designated by the Agent. The participant will receive the proceeds of the sale less any brokerage commission, transfer tax or other fees incurred by the Agent allocable to the sale of such shares.

26. What happens if a participating shareholder of record sells or transfers all the Common Shares registered in the participant's name?

   Once a shareholder of record becomes a participant in the Plan, the shareholder may remain a participant even if the participant thereafter disposes of all Common Shares registered in the participant's name. If a participant disposes of all Common Shares registered in the participant's name, the participant may continue to make optional cash payments, and the Agent will continue to reinvest the dividends on the Common Shares credited to the participant's account under the Plan unless the participant notifies the Agent that he or she wishes to terminate the account.

Other Information

27. What happens if the Company issues a stock dividend or declares a stock split?

   In the event of a stock split or a stock dividend payable in Common Shares, the Agent will credit to the participant's Plan account the applicable number of whole and/or fractional Common Shares based on the number of Common Shares held in the participant's Plan account as of the record date for the stock dividend or split. Common Shares issued as a result of a stock dividend on or split of Common Shares registered in the participant's own name will be mailed directly to the participant in the same manner as to shareholders who are not participants in the Plan.

28.  What happens if the Company has a rights offering?

   If the Company has a rights offering in which separately tradable and exercisable rights are issued to registered holders of Common Shares, the rights attributable to whole Common Shares held in a participant's Plan account will be transferred to the Plan participant as promptly as practicable after the rights are issued. Rights attributable to fractional shares will be sold, and the proceeds will be treated as an optional cash payment.

   Rights attributable to Common Shares registered in the participant's own name will be treated in the same manner as rights attributable to the Common Shares of nonparticipating shareholders.

29.  How are a participant's Common Shares voted at shareholder meetings?

   Common  Shares credited to the account of a participant under  the  Plan  are voted in the same manner as Common Shares registered in a participant's own name. Participants will receive proxy materials from the Company for each shareholder meeting, including a proxy statement and a form of proxy covering all whole and fractional Common Shares credited to the participant's Plan account and any Common Shares registered in the participant's own name as of the record date for the meeting. Common Shares credited to a participant's Plan account may also be voted in person at the meeting in the same manner as Common Shares registered in the participant's own name.

   Since the Company's Declaration of Trust grants voting rights to the holder of record of Common Shares, direct voting by participants of the Common Shares held in their Plan accounts will be authorized by means of a proxy filed by the Agent as agent for the Plan participants.

30.  Are there any other limits on the purchase of Common Shares under the Plan?

   Due to limitations on the concentration of ownership of stock of a real estate investment trust imposed by the Internal Revenue Code of 1986, as amended (the "Code"), the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust") prohibits any person (with certain exceptions) from owning, either directly or under the applicable attribution rules of the Code, more than 7.5% of the outstanding Common Shares (the "Ownership Limit"). To the extent any purchase of Common Shares under the Plan would result in a violation of the Ownership Limit, the Company may prohibit the purchase. Under the Declaration of Trust, to the extent any purchase of Common Shares would, if effective, violate the Ownership Limit, the purchase would be deemed void, and such Common Shares would automatically be exchanged for "Excess Shares" as provided in the Declaration of Trust. Excess Shares (1) are not entitled to voting rights (except to the extent required by law), dividends or distributions, (2) are subject to repurchase by the Company for the lesser of the price paid or current market value and (3) may not be sold for an amount that reflects any appreciation in value of the Common Shares during the period the Excess Shares were held. For further information concerning the Ownership Limit and Excess Shares, reference is made to the description of the Common Shares incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

31.  What is the responsibility of the Company and the Agent under the Plan?

   The Company and the Agent, in administering the Plan, are not liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt by the Agent of notice in writing of such death, with respect to the prices and times at which Common Shares are purchased or sold for a participant, or with respect to any fluctuation in market value before or after any purchase or sale of shares.

   All notices from the Agent to a participant will be addressed to the participant's last known address. Participants should notify the Agent promptly in writing of any change of address.

   The Agent may resign as administrator of the Plan at any time, in which case the Company shall appoint a successor administrator. In addition, the Company may replace the Agent with a successor administrator at any time.

32.  May the Plan be amended, suspended or terminated?

   While the Company expects to continue the Plan indefinitely, the Company may amend, suspend or terminate the Plan at any time. To the extent practicable, any such amendment, suspension or termination will be announced to participants at least 30 days prior to its effective date, and any amendment will be deemed to be accepted by participants who do not withdraw prior to the effectiveness of the amendment.

33.  What happens if the Plan is terminated?

   If the Plan is terminated, each participant will receive (1) a certificate for all whole Common Shares held in the participant's account and (2) a check representing the value of any fractional share held in the participant's account and any uninvested optional cash payment held in the account.

34.  Who interprets and regulates the Plan?

   The Company is authorized to issue such interpretations, adopt such regulations and take such other action as may be reasonably designed to effectuate the Plan. Any action to effectuate the Plan taken by the Company or the Agent in the good faith exercise of its judgment will be binding on participants.

35. Who bears the risk of market price fluctuations in the Company's Common Shares?

   In this regard, a participant's investment, both in shares held in the Plan and in shares registered in the participant's own name, is no different from that of nonparticipating shareholders. The participant bears the risk of loss and has the opportunity for gain from market price changes with respect to all such shares.

                         FEDERAL INCOME TAX CONSEQUENCES

   Participants should consult their personal tax advisors with specific reference to their own tax situations and potential changes in the applicable laws as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of dividends and purchases of Common Shares under the Plan, the participant's tax basis and holding period for Common Shares acquired under the Plan and the character, amount and tax treatment of any gain or loss realized on the disposition of Common Shares. The following is only a brief summary of some of the principal federal income tax considerations applicable to the Plan.

Dividend Reinvestment

   In the case of Common Shares purchased by the Agent from the Company, a participant will be treated for federal income tax purpose as having received a dividend equal to the fair market value, as of the dividend payment date, of the Common Shares purchased with reinvested dividends. With respect to Common Shares purchased by the Agent in open-market transactions, the Internal Revenue Service has indicated in somewhat similar situations that the amount of the dividend received by a participant would include the fair market value of the Common Shares purchased with reinvested dividends and a pro-rata share of any brokerage commissions or other related charges (hereafter "Commissions") paid by the Company in connection with the Agent's purchase of the Common Shares on behalf of the participant. The discount will be treated as being part of the dividend received, as will any excess of the fair market value of the Common Shares on the dividend payment over the purchase price for the Common Stock under the Plan. As in the case of nonreinvested cash dividends, the dividends described above will constitute taxable "dividend" income to participants to the extent of the Company's current and accumulated earnings and profits allocable to the dividends, and any excess dividends will constitute a return of capital which reduces the basis of a participant's Common Shares or results in gain to the extent such excess dividend exceeds the participant's tax basis in his or her Common Shares. In addition, if the Company designates part or all of its dividends as capital gain dividends, such designated amounts would be treated by a participant as long-term capital gains.

   A participant's tax basis in his or her Common Shares acquired under the Plan generally will equal the total amount of dividends a participant is treated as receiving (as described above). A participant's holding period in such Common Shares generally begins on the day following the date on which such Common Shares are credited to the participant's Plan account.

Optional Cash Purchases

   The Internal Revenue Service has indicated in somewhat similar situations that a participant who reinvests all or part of his dividends and who makes an optional cash purchase of Common Shares under the Plan will be treated as having received a distribution equal to the excess of the fair market value of such Common Shares on the dividend payment or interim investment date over the amount of the optional cash payment made by the participant. Also, if the Common Shares are acquired by the Agent in an open-market transaction, then the Internal Revenue Service may assert that a participant will be treated as receiving an additional distribution equal to a pro-rata share of any Commissions paid by the Company on behalf of the participant. Any such distributions which the participant is treated as receiving, including the excess of the fair market value of the Common Shares on dividend payment or interim investment date over the purchase price for the Common Shares under the Plan, would be taxable income or gain or reduce basis in Common Shares (or some combination thereof) under the rules described above.

   The Internal Revenue Service has ruled that a participant who only makes optional cash purchases of Common Shares under the Plan, and who does not reinvest any of his dividends, will not be treated as having received a distribution.

   A participant's tax basis in his Common Shares acquired through an optional cash purchase under the Plan will generally equal the the amount of the participant's optional cash payment plus the amount of distributions a participant is treated as receiving (as described above). A participant's holding period for Common Shares purchased under the Plan generally will begin on the day following the date on which Common Shares are credited to the participant's Plan account.

   In  addition,  all cash distributions paid with respect to all Common  Shares
credited  to a participant's Plan account will be reinvested automatically.   In
that regard, see "Dividend Reinvestment" above.

General

   Information forms (Forms 1099-DIV) mailed to a Plan participant each year by the Company will set forth gross dividends, including any dividends reinvested under the Plan and brokerage commissions where applicable, dividends representing a return of capital (if any), capital gain distributions (if any) and amount of withholding (if any). Certain types of investors, including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, may be subject to special treatment under the federal income tax laws.

   In general, any dividend reinvested under the Plan is not subject to federal income tax withholding. The Company or Agent may be required, however, to deduct as "backup withholding" 31 percent of all dividends paid to any participant. Similarly, the Agent may be required to deduct backup withholding from all proceeds from sales of shares held in a Plan account. A participant is subject to backup withholding if: (1) the participant has failed to properly furnish the Company and the Agent with his or her correct tax identification number ("TIN"), (2) the Internal Revenue Service or a broker notifies the Company or the Agent that the TIN furnished by the participant is incorrect,
(3) the Internal Revenue Service or a broker notifies the Company or the Agent that backup withholding should be commenced because the participant failed to report properly dividends paid to him or her, or (4) when required to do so, the participant fails to certify, under penalties of perjury, that the participant is not subject to backup withholding. Brokerage commissions which are considered dividends to a participant will not be subject to backup withholding. Backup withholding amounts will be withheld from dividends before such dividends are invested under the Plan. Therefore, dividends to be reinvested under the Plan by participants who are subject to withholding will be reduced by the withholding amount.

   A participant will not recognize any taxable income upon receipt of a certificate for whole Common Shares credited to the participant's Plan account, whether upon request for such a certificate, upon the participant's termination of a Plan account, or upon termination of the Plan. A participant may, however, recognize a gain or loss upon receipt of a cash payment for a fractional share credited to a Plan account or when the shares held in that account are sold at the request of the participant. A gain or loss may also be recognized upon a participant's disposition of Common Shares received from the Plan. The amount of any gain or loss will be the difference between the amount received for the whole or fractional shares and the tax basis of the shares. Generally, gain or loss recognized on the disposition of Common Shares acquired under the Plan will be treated for federal income tax purposes as capital gain or loss.

   The Internal Revenue Service has ruled in connection with similar plans that a dividend reinvestment plan will not adversely affect the qualification of a real estate investment trust. In addition, a real estate investment trust should be able to include amounts deemed distributed as dividends under such a plan for purposes of its dividends-paid deduction.

                              PLAN OF DISTRIBUTION

   In addition to furnishing copies of this Prospectus to shareholders of record of Common Shares and announcing the availability of the Plan in documents distributed by the Company to its shareholders, the Company will from time to time include announcements of the availability of the Plan in selected newspapers and in publications distributed by the Company to both shareholder and nonshareholder constituencies. Unless accompanied or proceeded by the Prospectus, such announcements will include only such information as may be included in nonprospectus communications under regulations of the SEC and will include instructions as to how a copy of the Prospectus may be obtained. No Authorization Form will be furnished to any person unless accompanied or proceeded by the Prospectus.

   No underwriters, brokers or dealers will be retained by the Company in connection with the offering of Common Shares under the Plan, and no additional compensation will be paid to any employee in connection with such offering. All fees, commissions and expenses incurred in connection with the purchase of Common Shares under the Plan will be paid by the Company.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   As of any time on or after the date of this Prospectus, the following documents filed by the Company with the SEC pursuant to the Exchange Act are incorporated in this Prospectus by reference:

      1.  The latest Annual Report on Form 10-K filed by the Company pursuant to
   Section 13(a) of the Exchange Act;

      2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above; and

      3. The description of the Common Shares contained in the Company's Prospectus dated August 9, 1993 (File No. 33-62886) and incorporated by reference in its Form 8-A Registration Statement dated June 24, 1993, filed pursuant to the Exchange Act in connection with the listing of the Common Shares on the New York Stock Exchange, including any amendment or report filed for the purpose of updating such description.

   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of the latest Annual Report on Form 10-K referred to in paragraph (1) above and prior to the termination of the offering of Common Shares through the Plan shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

   A copy of any or all of the documents referred to above which have been incorporated in this Prospectus by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) may be obtained by following the instructions under "Available Information" above.

                                     EXPERTS

   The financial statements and schedules incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto included therein and incorporated herein by reference. Such financial statements and schedules are, and audited financial statements and schedules to be included in subsequently filed documents will be (to the extent covered by consents filed with the SEC), incorporated herein in reliance upon the authority of said firm as experts in giving such reports.

                                  LEGAL OPINION

   The validity of the Common Shares to which this Prospectus relates will be passed upon for the Company by Reed Smith Shaw & McClay LLP, Pittsburgh, Pennsylvania.


   No person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representation must not be relied upon. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of the Company since the date hereof. This Prospectus is not an offering of securities in any state in which such an offering would be unauthorized.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

   The following is an estimate of expenses to be incurred in connection with the issuance and distribution of the Common Shares:


     Securities and Exchange Commission registration fee    $ 830
     New York Stock Exchange listing fee                    1,500
     Printing costs                                         5,000
     Postage and mailing costs                              6,000
     Accounting fees and expenses                           2,100
     Legal fees and expenses                               12,000
     Plan Agent's fees                                      9,600
     Miscellaneous                                          2,970
          Total                                          $ 40,000

Item 15.  Indemnification of Directors and Officers.

   Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law") permits a Maryland real estate investment trust to include in its Declaration of Trust and Bylaws a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or
(b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Second Amended and Restated Declaration of Trust of the registrant (the "Declaration of Trust") contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

   The Declaration of Trust requires the registrant, to the maximum extent permitted by Maryland law, to indemnify (a) any Trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding and (b) any present or former Trustee or officer against any claim or liability unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or
(iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The Bylaws also (i) permit the registrant to provide indemnification and advance of expenses to a present or former Trustee or officer who served a predecessor of the registrant in such capacity, and to any employee or agent of the registrant or a predecessor of the registrant, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law, as amended from time to time ("MGCL") for directors of Maryland corporations and permit the registrant to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees and officers of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that, although the validity and scope of the governing statute has not been tested in court in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

   The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as its permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the registrant require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the registrant as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the registrant if it shall ultimately be determined that the standard of conduct was not met.

   The registrant maintains trustee and officer liability insurance covering its trustees and officers with respect to certain liabilities which they may incur in connection with their serving as such.

   The registrant has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that the registrant indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Item 16.  Exhibits.

   An Exhibit Index, containing a list of all exhibits filed with this Registration Statement, is included on page II-6.

Item 17.  Undertakings.

     (a)  Rule 415 offering.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b)  Filings incorporating subsequent Exchange Act Documents by Reference.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (h) Request for acceleration of effective date or filing of registration statement on Form S-8.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnstown, Commonwealth of Pennsylvania, on the 28th day of July, 1998.

                                    CROWN AMERICAN REALTY TRUST


                                    By     /s/ Frank J. Pasquerilla
                                      Frank J. Pasquerilla, Chairman of the
                                      Board of Trustees and Chief Executive
                                      Officer

                                POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank J. Pasquerilla, Mark E. Pasquerilla, John
M. Kriak and Terry L Stevens, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Capacity                 Date


/s/ Frank J. Pasquerilla   Chairman of the Board    July 29, 1998
 Frank J. Pasquerilla      of Trustees and Chief
                           Executive Officer


/s/ Mark E. Pasquerilla    President and Trustee    July 29, 1998
 Mark E. Pasquerilla


  /s/ John M. Kriak        Executive Vice           July 29, 1998
    John M. Kriak          President, Chief
                           Financial Officer and
                           Trustee


 /s/ Terry L. Stevens      Senior Vice President    July 29, 1998
   Terry L. Stevens        - Finance and Chief
                           Accounting Officer


/s/ Clifford A. Barton     Trustee                  July 29, 1998
  Clifford A. Barton


/s/ Donald F. Mazziotti    Trustee                  July 29, 1998
 Donald F. Mazziotti


/s/ Peter J. Siris         Trustee                  July 29, 1998
  Peter J. Siris


/s/ Zachary L. Solomon     Trustee                  July 29, 1998
  Zachary L. Solomon


                           CROWN AMERICAN REALTY TRUST

                  Dividend Reinvestment and Stock Purchase Plan

                               ___________________

                             REGISTRATION STATEMENT
                                   ON FORM S-3

                               ___________________

                                  Exhibit Index

                    (Pursuant to Item 601 of Regulation S-K)

Exhibit             Description and Method of Filing
  No.


 4.1    Second Amended and Restated Declaration of Trust of the
        registrant (incorporated herein by reference to Exhibit
        3(d)   to   the  registrant's  Form  S-11  Registration
        Statement No. 33-62866).

 4.2    Bylaws  of  the  registrant  (incorporated  herein   by
        reference to Exhibit 3(c) to the registrant's Form S-11
        Registration Statement No. 33-62866).

 5.1 Opinion of Reed Smith Shaw & McClay LLP as to the legality of the Common Shares being registered (filed herewith).

 23.1 Consent of Reed Smith Shaw & McClay LLP (contained in their opinion filed herewith as Exhibit 5.1).

 23.2   Consent of Arthur Andersen LLP, independent accountants
        (filed herewith).

 24.1 Power of Attorney, contained on the signature page to this Registration Statement.


EXHIBIT 5.1

                                        July 29, 1998



Crown American Realty Trust
Pasquerilla Plaza
Johnstown, PA  15901

     Re: Registration Statement on Form S-3 for the Registration of 300,000 Common Shares of Beneficial Interest to be Offered under the Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentlemen:

   We have acted as counsel to Crown American Realty Trust, a Maryland business trust (the "Company"), in connection with the proposed sale by the Company through its amended Dividend Reinvestment and Stock Purchase Plan (the "Plan") of up to 300,000 additional authorized but unissued or treasury Common Shares of Beneficial Interest, par value $0.01 per share, of the Company ("Common
Shares"). This opinion is being furnished as an Exhibit to the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission for the purpose of registering such Common Shares under the Securities Act of 1933, as amended. In addition to such Common Shares, Common Shares purchased by participants under the Plan may be previously issued Common Shares acquired for participants by the Plan Agent on the open market.

   In connection with this opinion, we have examined, among other things:

        (1) the Company's Second Amended and Restated Declaration of Trust and Bylaws, as amended to date;

        (2) the Plan as set forth in the Prospectus included in the Registration Statement; and

        (3) a form of resolutions adopted by the Board of Trustees of the Company on July 28, 1998 adopting the amended Plan, authorizing the issuance and sale through the Plan of the 300,000 additional Common Shares covered by the Registration Statement and reserving 300,000 additional Common Shares for such purpose.

   In rendering our opinion below, we have assumed that any previously issued shares reacquired by the Company and reissued and sold under the Plan will have been duly authorized, validly issued and fully paid at the time of their original issuance.

   Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumption set forth above, we are pleased to advise you that in our opinion the 300,000 Common Shares being registered and which may be issued and sold by the Company under the Plan have been duly authorized, and upon such issuance and sale in accordance with the provisions of the Plan such Common Shares will be validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Opinion."

                                        Yours truly,

                                        /s/ Reed Smith Shaw & McClay LLP

                                        REED SMITH SHAW & McCLAY LLP


NWW:DLD:DLM


EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 25, 1998 included in Crown American Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.

                                    /s/ Arthur Andersen LLP

                                    ARTHUR ANDERSEN LLP

Pittsburgh, Pennsylvania
July 28, 1998